EXHIBIT 99


News Release
--------------------------------------------------------------------------------

FOR RELEASE THURSDAY, APRIL 22, 2004

                   AT&T Announces First-Quarter 2004 Earnings


        o  First-quarter earnings per diluted share of $0.38

        o  Consolidated revenue of $8.0 billion

        o  Operating income of $281 million

BEDMINSTER, N.J. -- AT&T (NYSE: T) today reported net income of $304 million, or earnings per diluted share of $0.38, for the first quarter of 2004. The company's current-quarter net income included a tax benefit related to a prior investment, losses on the early retirement of debt and net restructuring and other charges. This compares to net income of $571 million, or earnings per diluted share of $0.73, in the first quarter of 2003. Net income for the first quarter of 2003 included income related to the cumulative effect of the adoption of a new accounting standard.

"AT&T continues to manage through a difficult industry environment characterized by oversupply and intense pricing pressure," said AT&T Chairman and Chief Executive Officer David W. Dorman. "We remain focused on leading the technology transformation in telecom, diversifying our product offerings to include new offers such as VoIP and wireless, improving our cost structure and building on our financial strength."

AT&T reported first-quarter 2004 consolidated revenue of $8.0 billion, which included $5.9 billion from AT&T Business and $2.1 billion from AT&T Consumer. Consolidated revenue declined 11.1 percent versus the first quarter of 2003, primarily due to continued declines in long distance (LD) voice and data revenue, partially offset by the continued success of AT&T Consumer's bundled local and LD offering, as well as growth in several key markets of AT&T Business.

AT&T's first-quarter 2004 operating income totaled $281 million, resulting in a consolidated operating margin of 3.5 percent. Operating income included $213 million of net restructuring and other charges taken during the quarter related to streamlining of the company's real estate assets as well as employee separations.

AT&T UNIT HIGHLIGHTS

AT&T Business

o Revenue was $5.9 billion, a decline of 9.1 percent from the prior-year first quarter. Pricing pressure, competition and demand weakness in retail LD voice and data negatively affected the unit's revenue performance. Declines were partially offset by growth in revenue from local voice and Internet Protocol & Enhanced-services (IP&E) revenue.

o Long distance voice revenue decreased 12.4 percent from the prior-year first quarter, driven by continued pricing pressure as well as a continued mix shift in volume from retail to wholesale. Volumes grew 2.0 percent on a year-over-year basis, driven by strong wholesale volume growth, which more than offset the decline in retail volumes.

o Local voice revenue grew 16.0 percent from the prior-year first quarter. Local access lines totaled more than 4.5 million at the end of the current period, representing an increase of nearly 84,000 lines from the end of 2003.

o Data revenue declined 10.1 percent from the prior-year first quarter. Growth rates were negatively affected by pricing pressure, competitive losses, weak demand and technology migration.

o IP&E-services revenue grew 5.9 percent over the prior-year first quarter. Growth for the first quarter was primarily driven by strength in advanced services, including Enhanced Virtual Private Network and IP-enabled frame.

o The managed component of total data services and IP&E-services revenue grew almost 2 percent from the prior-year first quarter and comprised approximately 33 percent of this revenue for the period.

o Outsourcing, professional services and other revenue declined 13.4 percent from the prior-year first quarter, due to customers reducing scope and terminating outsourcing contracts, partially offset by growth in government professional services.

o Operating income totaled $83 million in the period, yielding an operating margin of 1.4 percent, compared with operating income of $599 million and an operating margin of 9.3 percent in the prior year first quarter. First quarter 2004 operating income included net restructuring and other charges of $91 million, including $51 million for employee separations and $40 million of facilities related charges, which impacted margin by about 1.6 percentage points. The margin decline includes the lingering effects of share loss of higher margin retail LD voice and data products, which primarily occurred last year before the company implemented a change to its pricing strategy. Mix shift toward lower margin advanced and wholesale services also contributed to the operating income margin decline.

o Capital expenditures were $470 million as AT&T Business continues to expand its networking capabilities beyond traditional LD voice and data services and to improve the customer experience. In addition to numerous other industry accolades received during the quarter, AT&T was named "Best in Class on Overall Satisfaction for Managed Data Networking Services" by Telemark Consulting and also received the J.D. Power & Associates Award for Business Local Telephone Service.

AT&T Consumer

o Revenue was $2.1 billion, a decline of 16.2 percent versus the prior-year first quarter, driven by lower standalone LD voice revenue as a result of the continued impact of competition, wireless and Internet substitution and customer migration to lower-priced products and calling plans, partially offset by targeted price increases. These revenue declines were also partially offset by growth in bundled revenue which grew by 52 percent compared to the prior-year first quarter, and now represents more than 30 percent of AT&T Consumer's total revenue.

o Operating income totaled $371 million, yielding an operating margin of 17.6 percent, compared with operating income of $633 million and an operating margin of 25.2 percent in the prior year first quarter. The quarter-over-quarter margin decline reflects the impact of substitution, competition and product mix shift, partially offset by pricing actions taken.

o As of March 31, 2004, bundled local and LD services were available in 46 states covering more than 73 million households. In addition, AT&T now offers residential digital subscriber line (DSL) high-speed Internet service as part of its bundle of services in 25 states.

o AT&T launched its residential Voice-over-Internet Protocol (VoIP) service in selected markets in New Jersey, Texas, California and New York. The company plans to offer the service in 100 markets by the end of 2004.


     OTHER CONSOLIDATED FINANCIAL HIGHLIGHTS

o First-quarter 2004 operating income of $281 million included net restructuring and other charges of $213 million. Of this amount, $161 million was facilities related, including the write-down of certain owned properties that will be sold and reserves for leased facilities that will not be utilized. In addition, $52 million of the charges are associated with separation of employees.

o Other expense of $174 million in the first quarter included losses on the early retirement of debt, partially offset by settlements and investment-related income.

o In the first quarter of 2004, AT&T completed its repurchase of $1.2 billion of dollar-denominated 6.5 percent Notes, as well as $0.9 billion of Euro-denominated 6.0 percent Notes, both of which were due in November 2006 (the $0.9 billion of Euro-denominated notes represents the original U.S. dollar issuance amount and excludes foreign currency mark-to-market adjustments which were hedged). This early retirement of debt resulted in the recognition of a $274 million loss.

o In the first quarter of 2004, in conjunction with the AT&T Latin America plan of liquidation becoming effective, the company recorded an income tax benefit of $371 million.

o Free cash flow was $0.8 billion for the quarter. Free cash flow is defined as cash flow provided by operating activities of $1.3 billion less cash used for capital expenditures and other additions of $0.5 billion.

o AT&T ended the quarter with net debt of $8.4 billion, representing a $0.4 billion decrease from year-end 2003. Net debt is defined as total debt of $11.9 billion less cash of $2.6 billion, restricted cash of $0.5 billion and net foreign debt fluctuations of $0.4 billion.

DEFINITIONS and NOTES
AT&T Business

LD Voice - includes all of AT&T's domestic and international LD revenue, including Intralata toll when purchased as part of an LD calling plan.

Local Voice - includes all local calling and feature revenue, Intralata toll when purchased as part of a local calling plan, as well as Inter-carrier local revenue.

Data Services- includes bandwidth services (dedicated private line services through high-capacity optical transport), frame relay and asynchronous transfer mode (ATM) revenue for LD and local, as well as revenue for managed data services.

Internet Protocol & Enhanced Services (IP&E-services) - includes all services that ride on the IP common backbone or that use IP technology, including managed IP services, as well as application services (e.g., hosting, security).

Outsourcing, Professional Services & Other - includes complex bundled solutions primarily in the wide area/local area network space, AT&T's professional services revenue associated with the company's federal government customers, as well as all other Business Services revenue (and eliminations) not previously defined.

Data, IP&E-Services - Percent Managed - managed services refers to AT&T's management of a client's network or network and applications including applications that extend to the customer premise equipment.

Data, IP&E-Services - Percent International - a data service that either originates or terminates outside of the United States, or an IP&E-service installed or wholly delivered outside the United States.

AT&T Consumer

Bundled Services - includes any customer with a local relationship as a starting point, and all other AT&T subscription-based voice products provided to that customer.

Standalone LD, Transactional & Other Services - includes any customer with solely a long distance relationship, non-voice products, or a non subscription-based relationship.

Local Customers - residential customers who subscribe to AT&T local service.

Bundled Households - number of households in targeted markets where there is general availability of AT&T local service.

Other Definitions and Notes

Restricted cash - $0.5 billion of cash that collateralizes a portion of private debt and is included in "other current assets" on the balance sheet.

Foreign currency fluctuations - represents mark-to-market adjustments, net of cash collateral collected, that increased the debt balance by approximately $0.4 billion at March 31, 2004, on non-U.S. denominated debt of about $2.1 billion. AT&T has entered into foreign exchange hedges that substantially offset the fluctuations in the debt balance. The offsetting mark-to-market adjustments of the hedges are included in "other current assets" and "other assets" on the balance sheet.


                         AT&T Corp. Consolidated Statements of Income (Unaudited)
                              Dollars in millions (except per share amounts)
                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                     2004           2003
     REVENUE (1)
     AT&T Business                                                                $ 5,872        $ 6,459
     AT&T Consumer                                                                  2,107          2,514
     Corporate and Other                                                               11             13
                                                                                  -------        -------
     Total Revenue                                                                  7,990          8,986

     OPERATING EXPENSES
     Access and other connection                                                    2,638          2,698
     Costs of services and products                                                 1,864          2,011
     Selling, general and administrative                                            1,744          1,921
     Depreciation and amortization                                                  1,250          1,186
     Net restructuring and other charges                                              213              4
                                                                                  -------        -------
     Total operating expenses                                                       7,709          7,820

     Operating income                                                                 281          1,166
     Other (expense)  income, net                                                    (174)            10
     Interest (expense)                                                              (228)          (332)
                                                                                  -------        -------
     (Loss) income before income taxes, minority interest income, net (losses)
     related to equity investments and cumulative effect of accounting change        (121)           844

     Benefit (provision) for income taxes                                             426           (297)
     Minority interest income                                                           -              1
     Net (losses) related to equity investments                                        (1)           (19)
                                                                                  -------        -------
     Income before cumulative effect of accounting change                             304            529
     Cumulative effect of accounting change - net of taxes                              -             42
                                                                                  -------        -------
     Net income                                                                   $   304        $   571
                                                                                  =======        =======

     Weighted-average common shares (millions)                                        793            784
     Weighted-average common shares and potential common shares (millions)            796            785

     PER BASIC SHARE:
     Earnings before cumulative effect of accounting change                       $  0.38        $  0.67
     Cumulative effect of accounting change                                             -           0.06
                                                                                  -------        -------
     Earnings per basic share                                                     $  0.38        $  0.73
                                                                                  =======        =======

     PER DILUTED SHARE:
     Earnings before cumulative effect of accounting change                       $  0.38        $  0.67
     Cumulative effect of accounting change                                             -           0.06
                                                                                  -------        -------
     Earnings per diluted share                                                   $  0.38        $  0.73
                                                                                  =======        =======

     Dividends declared per share                                                 $0.2375        $0.1875

(1)  Prior period amounts have been restated to reflect the transfer of the remaining payphone business from AT&T Consumer to
     AT&T Business.


                                         AT&T Corp. Consolidated Statements of Income (Unaudited)
                                              Dollars in millions (except per share amounts)
                                                                 1Q04        4Q03       3Q03        2Q03        1Q03        2003
      REVENUE (1)
      -----------
      AT&T Business                                           $ 5,872     $ 5,887    $ 6,301     $ 6,428     $ 6,459    $ 25,075
      AT&T Consumer                                             2,107       2,198      2,334       2,354       2,514       9,400
      Corporate and Other                                          11          14         14          13          13          54
      Total revenue                                             7,990       8,099      8,649       8,795       8,986      34,529

      OPERATING EXPENSES
      Access and other connection                               2,638       2,606      2,785       2,708       2,698      10,797
      Costs of services and products                            1,864       1,702      1,954       1,958       2,011       7,625
      Selling, general and administrative                       1,744       1,828      1,793       1,837       1,921       7,379
      Depreciation and amortization                             1,250       1,263      1,224       1,197       1,186       4,870
      Net restructuring and other charges                         213          67         64          66           4         201
      Total operating expenses                                  7,709       7,466      7,820       7,766       7,820      30,872

      Operating income                                            281         633        829       1,029       1,166       3,657

      Other (expense) income, net                                (174)        102         (7)         86          10         191
      Interest (expense)                                         (228)       (241)      (289)       (296)       (332)     (1,158)
      (Loss) income from continuing operations before income
        taxes, minority interest income, and net (losses)
        earnings related to equity investments                   (121)        494        533         819         844       2,690

      Benefit (provision) for income taxes                        426        (139)       (72)       (308)       (297)       (816)
      Minority interest income                                      -           -          -           -           1           1
      Net (losses) earnings related to equity investments          (1)        (15)        (3)         25         (19)        (12)
      Income from continuing operations                           304         340        458         536         529       1,863
      (Loss) from discontinued operations - net of taxes            -           -        (13)          -           -         (13)
      Income before cumulative effect of accounting changes       304         340        445         536         529       1,850
      Cumulative effect of accounting changes, net of taxes         -           -        (27)          -          42          15
      Net income                                              $   304     $   340    $   418     $   536     $   571    $  1,865

      Weighted-average common shares (millions)                   793         791        789         787         784         788
      Weighted-average common shares and potential common
        shares (millions)
                                                                  796         793        791         787         785         789
      PER BASIC SHARE:
      Earnings from continuing operations                     $  0.38     $  0.43    $  0.58     $  0.68     $  0.67    $   2.37
      (Loss) from discontinued operations                           -           -      (0.02)          -           -       (0.02)
      Cumulative effect of accounting changes                       -           -      (0.03)          -        0.06        0.02
      Earnings per basic share
                                                              $  0.38     $  0.43    $  0.53     $  0.68     $  0.73    $   2.37
      PER DILUTED SHARE:
      Earnings from continuing operations                     $  0.38     $  0.43    $  0.58     $  0.68     $  0.67    $   2.36
      (Loss) from discontinued operations                           -           -      (0.02)          -           -       (0.02)
      Cumulative effect of accounting changes                       -           -      (0.03)          -        0.06        0.02
      Earnings per diluted share                              $  0.38     $  0.43    $  0.53     $  0.68     $  0.73    $   2.36

(1)  Prior period amounts have been restated to reflect the transfer of the remaining payphone business from AT&T Consumer to AT&T
     Business.


                                                     Historical Segment Data (Unaudited)
                                                             Dollars in millions
                                                              1Q04       4Q03       3Q03       2Q03       1Q03        2003
      AT&T Business (1)
      LD Voice                                             $ 2,613    $ 2,501    $ 2,820    $ 2,895    $ 2,983    $ 11,199
      Local Voice                                              389        386        379        384        335       1,484
      Total Voice                                            3,002      2,887      3,199      3,279      3,318      12,683

      Data Services                                          1,797      1,940      1,949      1,993      2,000       7,882
      IP&E-Services                                            471        460        476        459        445       1,840
      Total Data and IP&E-Services                           2,268      2,400      2,425      2,452      2,445       9,722

      Outsourcing, Professional Services & Other               602        600        677        697        696       2,670

      Total Revenue                                          5,872      5,887      6,301      6,428      6,459      25,075
      Operating Income(2)                                       83        282        413        601        599       1,895
      Operating Margin                                        1.4%       4.8%       6.6%       9.3%       9.3%        7.6%
      Capital Expenditures(6)                                  470        740        995        763        636       3,134
      Depreciation & Amortization                            1,192      1,200      1,162      1,133      1,126       4,621

      Total Data and IP&E-Services - % managed                 33%        33%        33%        31%        30%         32%
      Total Data and IP&E-Services - % international           15%        14%        14%        14%        14%         14%
      LD Volume Growth - Yr/Yr                                  2%         7%        15%        12%        12%         11%
      LD Volume % Wholesale                                    54%        53%        51%        47%        45%         50%


      AT&T Consumer (1)
      Standalone LD, Transactional and Other Services      $ 1,462    $ 1,604    $ 1,813    $ 1,894    $ 2,090    $  7,401
      Bundled Services                                         645        594        521        460        424       1,999
      Total Revenue                                          2,107      2,198      2,334      2,354      2,514       9,400
      Operating Income(3)                                      371        435        503        485        633       2,056
      Operating Margin                                       17.6%      19.8%      21.6%      20.6%      25.2%       21.9%
      Capital Expenditures                                      13         19         14         19         22          74
      Depreciation & Amortization                               32         35         35         36         35         141

      Local Customers (in thousands)                         4,364      3,950      3,547      3,130      2,778       3,950
      Bundled Households (in millions)                        73.7       60.7       47.7       40.1       32.2        60.7


      Corporate and Other (1)
      Revenue                                              $    11    $    14    $    14    $    13    $    13    $     54
      Operating (Loss)(4)                                     (173)       (84)       (87)       (57)       (66)       (294)
      Capital Expenditures(6)                                    2         13        198          8          4         223
      Depreciation & Amortization                               26         28         27         28         25         108


      Total AT&T
      Revenue                                              $ 7,990    $ 8,099    $ 8,649    $ 8,795    $ 8,986    $ 34,529
      Operating Income(5)                                      281        633        829      1,029      1,166       3,657
      Operating Margin                                        3.5%       7.8%       9.6%      11.7%      13.0%       10.6%
      Capital Expenditures(6)                                  485        772      1,207        790        662       3,431
      Depreciation & Amortization                            1,250      1,263      1,224      1,197      1,186       4,870

(1)  Prior period amounts have been restated to reflect the transfer of the remaining payphone business from AT&T Consumer to
     AT&T Business.
(2)  Includes net business restructuring and asset impairment (charges) of ($91M) in 1Q04, ($33M) in 4Q03, ($53M) in 3Q03, ($47M)
     in 2Q03 and ($4M) in 1Q03, totaling ($137M) in 2003.
(3)  Includes net business restructuring and asset impairment (charges) of ($1M) in 1Q04, ($17M) in 4Q03, ($4M) in 3Q03 and ($5M)
     in 2Q03, totaling ($26M) in 2003.
(4)  Includes net business restructuring and asset impairment (charges) of ($121M) in 1Q04, ($17M) in 4Q03, ($7M) in 3Q03 and
     ($14M) in 2Q03, totaling ($38M) in 2003.
(5)  Includes net business restructuring and asset impairment (charges) of ($213M) in 1Q04, ($67M) in 4Q03, ($64M) in 3Q03, ($66M)
     in 2Q03 and ($4M) in 1Q03, totaling ($201M) in 2003.
(6)  Includes $433M in 3Q03 related to the adoption of FIN 46 of which $241M is included in Business and $192M is included in
     Corporate and Other.


                     AT&T Corp. Consolidated Balance Sheets (Unaudited)
                                    Dollars in millions
                                                                  March 31,    December 31,
                                                                    2004           2003
     ASSETS
     Cash and cash equivalents                                       $  2,578       $  4,353
     Accounts receivable, less allowances of $632 and $579              3,870          4,036
     Deferred income taxes                                              1,021            715
     Other current assets                                               1,476            744
                                                                     --------       --------
      Total Current Assets                                              8,945          9,848

     Property, plant and equipment, net of accumulated
       depreciation of $35,388 and $34,300                             23,479         24,376
     Goodwill                                                           4,779          4,801
     Other purchased intangible assets, net of accumulated
       depreciation of $352 and $320                                      466            499
     Prepaid pension costs                                              3,937          3,861
     Other assets                                                       3,413          4,603
                                                                     --------       --------
     TOTAL ASSETS                                                    $ 45,019       $ 47,988
                                                                     ========       ========

     LIABILITIES
     Accounts payable and accrued expenses                           $  3,112       $  3,256
     Compensation and benefit-related liabilities                       1,425          1,783
     Debt maturing within one year                                      2,315          1,343
     Other current liabilities                                          2,463          2,501
                                                                     --------       --------
      Total Current Liabilities                                         9,315          8,883

     Long-term debt                                                     9,572         13,066
     Long-term compensation and benefit-related liabilities             3,562          3,528
     Deferred income taxes                                              5,388          5,395
     Other long-term liabilities and deferred credits                   3,086          3,160
                                                                     --------       --------
      Total Liabilities                                                30,923         34,032
                                                                     --------       --------

     SHAREOWNERS' EQUITY
     AT&T Common Stock, $1 par value, authorized 2,500,000,000
       shares; issued and outstanding 793,838,486 shares (net of
       171,969,147 treasury shares) at March 31, 2004 and
       791,911,022 shares (net of 172,179,303 treasury shares)
       at December 31, 2003                                               794            792
     Additional paid-in capital                                        27,589         27,722
     Accumulated deficit                                              (14,407)       (14,707)
     Accumulated other comprehensive income                               120            149
                                                                     --------       --------
      Total Shareowners' Equity                                        14,096         13,956
                                                                     --------       --------

     TOTAL LIABILITIES & SHAREOWNERS' EQUITY                         $ 45,019       $ 47,988
                                                                     ========       ========

Reconciliation of Non-GAAP Measures


Net debt is defined as total debt, less cash, restricted cash and net foreign debt fluctuations:


                                                                  March 31, 2004

Total Debt                                                   $       11,887
Less:  Cash                                                           2,578
     Restricted cash                                                    504
     Foreign debt fluctuations                                          382
                                                             --------------
Net Debt                                                     $        8,423
                                                             ==============


       Reconciliation of EBITDA to net income for the twelve months ended
                                March 31, 2004:

                              (dollars in millions)

Net Debt/EBITDA as of March 31, 2004                     1.1x
                                                                          Margin
EBITDA                                                 $ 7,706        23.0%
Depreciation and amortization                           (4,934)
                                                       ---------------------
Subtotal Operating Income                                2,772         8.3%
Other income (expense), net                                  7
Interest (expense)                                      (1,054)
(Provision) for taxes                                      (93)
Net earnings related to equity investments                   6

Income from continuing operations                        1,638
(Loss) from discontinued operations, net of taxes          (13)
Cumulative effect of accounting changes, net of taxes      (27)
                                                       ---------------------
Net income                                             $ 1,598         4.8%
                                                       =====================

This document contains certain financial measures calculated in accordance with generally accepted accounting principles (GAAP), which have been adjusted to result in non-GAAP measures. These non-GAAP financial measures reflect measures of liquidity and profitability commonly used by the investment community for evaluation purposes. These measures should be considered in addition to, but not in lieu of financial measures reported under GAAP.

Note to Financial Media: AT&T executives will discuss the company's performance in a two-way conference call for financial analysts at 8:15 a.m. ET today. Reporters are invited to listen to the call. U.S. callers should dial 888-428-4473 to access the call. Callers outside the U.S. should dial + 1-601-291-0561.

In addition, Internet rebroadcasts of the call will be available on the AT&T Web site beginning later today. The Web site address is www.att.com/ir. An audio rebroadcast of the conference call will also be available beginning at 12:30PM on Thursday, April 22 through 12:00AM on Tuesday, April 27. To access the audio rebroadcast, U.S. callers can dial 800-475-6701, access code 696620. Callers outside the U.S. should dial +1-320-365-3844, access code 696620.


The foregoing contains "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. These risk factors include the impact of increasing competition, continued capacity oversupply, regulatory uncertainty and the effects of technological substitution, among other risks. For a more detailed description of the factors that could cause such a difference, please see AT&T's10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.


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